Exhibit 99.1
Contacts:

For Company:	For Investors:	For Media:
Tom Hornish	Brad Edwards	Nancy Zakhary
Chief Operating Officer	Brainerd Communicators, Inc.	Brainerd Communicators, Inc.
951-699-6991, ext. 104	212-986-6667	212-986-6667
thornish@outdoorchannel.com	edwards@braincomm.com	nancy@braincomm.com
OUTDOOR CHANNEL HOLDINGS REPORTS FOURTH QUARTER AND FULL YEAR 2009 RESULTS
Company to Hold Quarterly Conference Call on March 17, 2010
TEMECULA, Calif. – March 16, 2010 – Outdoor Channel Holdings, Inc. (NASDAQ: OUTD) today reported increases in total revenues of 88.1 percent and 60.7 percent, respectively, for the three-and twelve-month periods ended December 31, 2009 due largely to the acquisition of Winnercomm Inc.
Total revenues amounted to $27.0 million for the 2009 fourth quarter, compared with $14.4 million in the corresponding period a year ago. For full year 2009, total revenues were $86.9 million, compared with $54.1 million in the prior year.
Advertising revenue for the 2009 fourth quarter decreased 4.3 percent to $9.5 million from $10.0 million in the prior-year period. For full year 2009, advertising revenues decreased 6.1 percent to $34.3 million compared to $36.6 million in the prior year.
Subscriber fees totaled $4.4 million for the fourth quarter of 2009 compared to subscriber fees of $4.4 million in the prior-year period. For full year 2009, subscriber fees totaled $18.8 million compared to $17.5 million in the prior year, an increase of 7.7 percent. The full year increase in subscriber fees is due primarily to increases in rates and the number of subscribers at several service providers.
In January of 2009, Outdoor Channel Holdings acquired certain assets of Winnercomm Inc. and its related entities. The revenues generated by Winnercomm are reported as “Production services.” Production services revenue totaled $13.1 million and $33.7 million during the 2009 fourth quarter and full year period, respectively. These revenues were comprised primarily of production services for customer-owned telecasts and marketing.
“During the fourth quarter, we continued to focus on executing our strategy to build our network, increase our viewing audience and expand our relationships with advertisers and distributors,” said Roger L. Werner, President and Chief Executive Officer. “While our 2009 revenues at both Outdoor Channel and Winnercomm were impacted by the economic slowdown, we began to see an improvement in the advertising climate during the fourth quarter. Additionally, we have expanded our distribution footprint through a number of tier migrations and new system launches. We have also continued to strengthen our digital offerings, including our web-site, which has enabled us to begin pursuing additional revenue streams that leverage our category-leading content. In the year ahead, we remain focused on continuing to build on our leadership in outdoor content, converting our audience shares into revenues and further improving our cash generation through a disciplined approach to managing our costs. Given our strong balance sheet and profitable results, we also remain well-positioned to prudently pursue acquisitions that will enhance our growth profile to the benefit of our shareholders.”

Outdoor Channel Holdings posted net income of $0.6 million, or $0.02 per diluted share, for the 2009 fourth quarter, compared with net income of $0.5 million, or $0.02 per diluted share, in the prior-year period. For full year 2009, the Company posted a net loss of $0.3 million, or $0.01 per diluted share compared to a net income of $2.4 million, or $0.09 for the prior-year period.
Earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense and acquisition and integration costs, amounted to $5.4 million for the 2009 fourth quarter, compared with $3.9 million in the prior-year period. For the legacy Outdoor Channel business, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense and acquisition and integration costs, totaled $4.1 million for the 2009 fourth quarter compared to $3.9 million in the prior-year period.
For the full year 2009, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense and acquisition and integration costs, totaled $10.7 million compared to $10.9 million in the prior-year period. For the legacy Outdoor Channel business, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense and acquisition and integration costs, totaled $12.1 million for the full year 2009 compared to $10.9 million in the prior year.
Investor Conference Call
Outdoor Channel Holdings’ management will host an investor conference call on March 17, 2010, at 7 a.m. PDT (10 a.m. EDT) to review the company’s financials and operations for its fourth quarter and full year ended December 31, 2009. Investment professionals are invited to participate in the live call by dialing 800-901-5218 (domestic) or 617-786-4511 (international) and using participant passcode 39372871. The call will be open to all other interested parties through a live, listen-only audio Internet broadcast in the Investor Relations section of the company’s Web site, www.outdoorchannel.com. For those who are not able to listen to the live broadcast, the call will be archived on the web site for one year. A telephonic playback of the conference call also will be available through 5 p.m. PDT (8 p.m. EDT), March 24, 2010 by calling 888-286-8010 (domestic) or 617-801-6888 (international) and using participant passcode 50808340.
About Outdoor Channel Holdings, Inc.
Outdoor Channel Holdings, Inc. owns and operates Outdoor Channel, America’s leader in outdoor TV, and Winnercomm Inc., an Emmy Award winning production and interactive company. Outdoor Channel offers programming that captures the excitement of hunting, fishing, shooting, off-road motorsports, adventure and the Western lifestyle and can be viewed on multiple platforms including high definition, video-on-demand, as well as on a dynamic broadband website. Winnercomm Inc. is one of America’s largest and highest quality producers of live sporting events and sports series for cable and broadcast television. Winnercomm also owns and operates the patented Skycam and CableCam aerial camera systems which provide dramatic overhead camera angles for major sports events, including college and NFL football. For more information please visit http://www.outdoorchannel.com/.
Nielsen Media Research Universe Estimates for Outdoor Channel
Nielsen Media Research is the leading provider of television audience measurement and advertising information services worldwide. Nielsen estimated that Outdoor Channel had approximately 35.9 million cable and satellite subscribers for March 2010. Please note that this estimate regarding Outdoor Channel’s subscriber base is made by Nielsen Media Research and is theirs alone and does not represent opinions, forecasts or predictions of Outdoor Channel Holdings, Inc. or its management. Outdoor Channel Holdings, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information.

Use of Non-GAAP Financial Information
This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. The company believes that earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense and acquisition and integration costs, provides greater comparability regarding its ongoing operating performance. This information is not intended to be considered in isolation or as a substitute for net income (loss) calculated in accordance with U.S. GAAP. A reconciliation of the company’s U.S. GAAP information to EBITDA, adjusted for the effects of share-based compensation expense and acquisition and integration costs is provided in the attached table.
Safe Harbor Statement
Statements in this news release that are not historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including statements, without limitation, about our expectations, beliefs, intentions, strategies regarding the future long-term value of the company resulting from the company’s current actions or strategic initiatives and the future anticipated value of Outdoor Channel to our audience, distributors and advertisers. The company’s actual results could differ materially from those discussed in any forward-looking statements. The company intends that such forward-looking statements be subject to the safe-harbor provisions contained in those sections. Such statements involve significant risks and uncertainties and are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) service providers discontinuing or refraining from carrying Outdoor Channel; (2) a decline in the number of viewers from having Outdoor Channel placed in unpopular cable or satellite packages, or increases in subscription fees, established by the service providers; (3) a decrease in advertising revenue as a result of a deterioration in general economic conditions; (4) managing the company’s growth and the integration of acquisitions; (5) decreased profitability if we are unable to generate sufficient revenues from our Production Services operations to offset its fixed costs; and other factors which are discussed in the company’s filings with the Securities and Exchange Commission. For these forward-looking statements, the company claims the protection of the safe harbor for forward-looking statements in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Revenues:
Advertising	$9,545	$9,968	$34,325	$36,562
Subscriber fees	4,420	4,406	18,848	17,495
Production services	13,068	—	33,679	—

Total revenues	27,033	14,374	86,852	54,057

Cost of services:
Programming	1,182	1,770	5,165	6,903
Satellite transmission fees	402	398	1,597	1,971
Production and operations	11,750	1,415	35,710	5,892
Other direct costs	181	93	563	383

Total cost of services	13,515	3,676	43,035	15,149

Other expenses:
Advertising	747	724	2,779	3,317
Selling, general and administrative	8,133	6,963	35,131	28,305
Depreciation and amortization	1,149	543	3,997	2,447

Total other expenses	10,029	8,230	41,907	34,069

Income from operations	3,489	2,468	1,910	4,839

Interest and other income, net	7	121	73	1,521

Income from operations before income taxes	3,496	2,589	1,983	6,360

Income tax provision	2,931	2,101	2,268	3,988

Net income (loss)	$565	$488	$(285)	$2,372

Earnings (loss) per common share data:
Basic	$0.02	$0.02	$(0.01)	$0.09

Diluted	$0.02	$0.02	$(0.01)	$0.09

Weighted average number of common shares outstanding:
Basic	24,463	24,378	24,452	25,369

Diluted	25,822	25,336	24,452	26,086

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	December 31,	December 31,
	2009	2008
Assets

Current assets:
Cash and cash equivalents	$20,848	$60,257
Investment in available-for-sale securities	38,090	—
Accounts receivable, net of allowance for doubtful accounts	15,827	9,448
Other current assets	10,416	6,854

Total current assets	85,181	76,559

Property, plant and equipment, net	14,286	10,042
Goodwill and amortizable intangible assets, net	43,988	43,302
Investments in auction-rate securities	5,775	6,456
Deferred tax assets, net	2,489	4,949
Deposits and other assets	5,059	1,646

Totals	$156,778	$142,954

Liabilities and Stockholders’ Equity

Current liabilities	$17,308	$6,309
Long-term liabilities	1,172	236

Total liabilities	18,480	6,545

Total stockholders’ equity	138,298	136,409

Totals	$156,778	$142,954

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Operating activities:
Net income (loss)	$565	$488	$(285)	$2,372
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,149	543	3,997	2,447
Amortization of subscriber acquisition fees	421	122	974	489
Loss (gain) on sale of equipment	53	(5)	74	36
Gain on sale of available-for-sale and auction-rate securities	(5)	—	(12)	(75)
Other-than-temporary impairment on auction-rate securities	—	—	—	336
Provision for doubtful accounts	189	120	524	709
Share-based employee and service provider compensation	777	901	4,100	3,605
Deferred tax provision, net	2,192	1,364	1,527	3,249

Changes in operating assets and liabilities:
Accounts receivable	(2,335)	(394)	(1,213)	(1,853)
Income tax refund receivable and payable, net	710	236	429	224
Prepaid programming costs	1,128	76	(555)	(475)
Other current assets	(171)	60	229	(158)
Deposits and other assets	3,075	4	(93)	(205)
Subscriber acquisition costs	(43)	—	(1,078)	—
Accounts payable and accrued expenses	(1,621)	448	(1,535)	1,917
Accrued severance payments	212	(15)	230	(254)
Customer deposits	—	—	—	(14)
Deferred revenue	(1,151)	(195)	849	(56)
Deferred obligations	14	24	(19)	(50)
Unfavorable lease obligations	(32)	—	(121)	—

Net cash provided by operating activities	5,127	3,777	8,022	12,244

Investing activities:
Purchases of property, plant and equipment	(451)	(213)	(2,526)	(857)
Purchase of intangibles	—	(97)	—	(97)
Proceeds from sale of equipment	31	59	142	74
Cash paid to purchase assets of Winnercomm, net of cash acquired	—	—	(5,746)	—
Purchases of available-for-sale and auction-rate securities	(6,007)	—	(37,997)	(27,181)
Proceeds from sale of available-for-sale and auction-rate securities	100	400	700	66,352

Net cash provided by (used in) investing activities	(6,327)	149	(45,427)	38,291

Financing activities:
Proceeds from exercise of stock options	—	—	—	11
Purchase of treasury stock	(177)	(160)	(659)	(549)
Purchase and retirement of stock related to stock repurchase program	(998)	(826)	(1,345)	(15,000)

Net cash used in financing activities	(1,175)	(986)	(2,004)	(15,538)

Net increase (decrease) in cash and cash equivalents	(2,375)	2,940	(39,409)	34,997
Cash and cash equivalents, beginning of period	23,223	57,317	60,257	25,260

Cash and cash equivalents, end of period	$20,848	$60,257	$20,848	$60,257

Supplemental disclosure of cash flow information:

Income taxes paid	$(99)	$501	$282	$514

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Supplemental disclosures of non-cash investing and financing activities:

Effect of net increase (decrease) in fair value of available-for-sale securities	$18	$21	$100	$(268)

Property, plant and equipment costs incurred but not paid	$50	$17	$50	$17

Retirement of treasury stock	$177	$160	$659	$549

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-U.S. GAAP MEASURES TO U.S. GAAP
(unaudited, in thousands)
The following table sets forth the reconciliation of net income (loss) to earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects share-based compensation expense and acquisition and integration costs:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net income (loss)	$565	$488	$(285)	$2,372

Add/Subtract:
Interest and other income, net	7	121	73	1,521
Income tax provision	2,931	2,101	2,268	3,988
Depreciation and amortization	1,149	543	3,997	2,447

EBITDA	4,638	3,011	5,907	7,286

Adjusted for:
Share-based compensation expense	777	901	4,100	3,605
Acquisition and integration costs	—	—	680	—

EBITDA as adjusted for share-based compensation expense and acquisition and integration costs	$5,415	$3,912	$10,687	$10,891

Summary of cost of services
Share-based compensation expense	$20	$110	$241	$440
Cost of services	13,495	3,566	42,794	14,709

Total cost of services	$13,515	$3,676	$43,035	$15,149

Summary of selling, general and administrative
Share-based compensation expense	$757	$791	$3,859	$3,165
Acquisition and integration costs	—	—	680	—
Selling, general and administrative	7,375	6,172	30,592	25,140

Total selling, general and administrative	$8,132	$6,963	$35,131	$28,305

EBITDA as adjusted by segment
Legacy Outdoor Channel	$4,096	$3,912	$12,139	$10,891
Production Services	1,319	—	(1,452)	—

EBITDA as adjusted for share-based compensation expense and acquisition and integration costs	$5,415	$3,912	$10,687	$10,891